UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2015

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-194280

MD	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01.    Entry into a Material Definitive Agreement
Amendment to Selected Dealer Agreement
On December 22, 2015, Griffin Capital Essential Asset REIT II, Inc. (the "Registrant"), Griffin Capital Securities, Inc., the Registrant's dealer manager (the "Dealer Manager"), Griffin Capital Essential Asset Advisor II, LLC, the Registrant's external advisor (the "Advisor"), and Griffin Capital Corporation, the Registrant's sponsor (the "Sponsor"), entered into an Amended and Restated Amendment to Selected Dealer Agreement (the "Amendment") with Ameriprise Financial Services, Inc. ("Ameriprise"). The Amendment clarifies an Amendment to Selected Dealer Agreement that was previously entered into by the Registrant, the Dealer Manager, the Advisor, the Sponsor, and Ameriprise, and amends certain portions of the Selected Dealer Agreement related to the sale of shares and compensation related thereto to reflect that the Registrant has ceased offering Class A common stock in its offering and has commenced offering Class T common stock in its offering. Pursuant to the Amendment, and consistent with the commissions and fees to be paid to other participating dealers as disclosed in the Registrant's prospectus, the Dealer Manager has agreed to pay to Ameriprise a selling commission of 3% of the purchase price per share of each Class T share sold by Ameriprise, subject to certain volume discounts outlined further in the Amendment. In addition, the Dealer Manager will pay Ameriprise an annual fee of 1% of the purchase price per share of each Class T share sold by Ameriprise, which fee will accrue daily in an amount equal to 1/365th of 1% of the purchase price per share of Class T shares sold in the primary offering and will be paid quarterly, subject to certain limitations and conditions outlined further in the Amendment, and provided further that the total amount of such annual fee paid to Ameriprise will not exceed 4% of the purchase price per share of each Class T share sold by Ameriprise.
In addition, pursuant to the Amendment, the Registrant has represented to Ameriprise that the issuance of Class A shares and Class T shares will not cause dividends with respect to the share classes to be preferential dividends, and will not cause the Registrant to fail to qualify as a REIT. The Amendment also sets forth the understanding between the Registrant and Ameriprise regarding the use of the net investment methodology and the timing and calculation of the Registrant's per share estimated value that may be reflected on investor account statements in the future.
The foregoing summary of the material terms of the Amendment is qualified in its entirety by the Amendment, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01    Exhibits
(d)     Exhibits.

1.1	Amended and Restated Amendment to Selected Dealer Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: December 23, 2015	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary